                                  EXHIBIT 11(a)

                           OFFER TO PURCHASE FOR CASH
                         714,264 SHARES OF COMMON STOCK
                                       OF
                               ALFA LEISURE, INC.
                                       AT
                               $.50 NET PER SHARE
                                       BY
                                JOHNNIE R. CREAN
                     THE PRESIDENT AND MAJORITY SHAREHOLDER
                              OF ALFA LEISURE, INC.


         The Offer and Withdrawal Rights will expire at 5:00 p.m., California time, Friday, July 31, 1998, unless extended.


THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING
TENDERED.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. EACH SHAREHOLDER MUST MAKE HIS/HER OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

         Any shareholder desiring to accept the offer should either (i) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal and mail or deliver it and any other required documents to the Depository, or (ii) request his/her broker, dealer, commercial bank, trust company or other nominee to effect the transaction for him/her. A shareholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such person if he/she desires to tender such Shares. See Section 3 of this Offer to Purchase.

         Any shareholder desiring to accept the offer whose certificates are not immediately available should tender such Shares by following the procedures for guaranteed delivery set forth in Section 4 of this Offer to Purchase.

         Questions and requests for assistance or for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Depository at its address and telephone number set forth on the last page of this Offer to Purchase.

                             ---------------------



July 15, 1998


                                     11(a)-1

                                TABLE OF CONTENTS

1.     Special Factors..............................................................................  1

2.     Terms of Offer...............................................................................  3

3.     Acceptance for Payment and Payment for Shares................................................  4

4.     Procedure for Tendering Shares...............................................................  4

5.     Withdrawal Rights............................................................................  6

6.     Certain Federal Income Tax Consequences of the Offer.........................................  6

7.     Price Range of Shares; Dividends.............................................................  7

8.     Effect of the Offer on the Market for Shares; Registration Under the Exchange Act............  7

9.     Certain Information Concerning the Company...................................................  7

10.    Certain Information Concerning Purchaser..................................................... 10

11.    Source and Amount of Funds................................................................... 11

12.    Transactions and Arrangements Concerning the Shares.......................................... 11

13.    Purpose of the Offer; Plans for the Company.................................................. 11

14.    Dividends and Distributions.................................................................. 12

15.    Certain Conditions of the Offer.............................................................. 12

16.    Fees and Expenses............................................................................ 13

17.    Miscellaneous................................................................................ 13


                                     11(a)-2

TO THE HOLDERS OF SHARES OF COMMON STOCK OF ALFA LEISURE, INC.:

           JOHNNIE R. CREAN ("PURCHASER"), THE CHAIRMAN OF THE BOARD, PRESIDENT AND MAJORITY SHAREHOLDER OF ALFA LEISURE, INC., A TEXAS CORPORATION (THE "COMPANY"), HEREBY OFFERS TO PURCHASE SHARES OF THE COMPANY'S COMMON STOCK, NO PAR VALUE (THE "SHARES"), AT $.50 PER SHARE, PAYABLE TO THE SELLER IN CASH, UPON TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL (WHICH TOGETHER CONSTITUTE THE "OFFER"). Mr. Crean's business address and telephone number is 13501 5th Street, Chino, California 91710; telephone (909) 628-5574.

           THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED.

           All Shares properly tendered will be purchased at the purchase price, subject to the terms and conditions of the Offer. The purchase price will be paid in cash, net to the Seller, with respect to all Shares purchased. Shares tendered at prices in excess of the purchase price will be returned. Tendering shareholders will not be obligated to pay brokerage commissions, solicitation fees or, subject to Instruction 3 of the Letter of Transmittal, stock transfer taxes, if any, on the purchase of the Shares by the Purchaser, the Purchaser will pay all charges and expenses of American Stock Transfer & Trust Company (the "Depositary") in connection with the Offer.

           Neither the Company nor its Board of Directors makes any recommendation to any shareholder as to whether to tender or refrain from tendering Shares. Each shareholder must make his own decision whether to tender Shares, and if so, how many Shares to tender and at what price.

           As of April 28, 1998, the Company had issued and outstanding 3,039,872 Shares which were held by record by approximately 400 persons. The 714,264 Shares that the Purchaser is offering to purchase represent approximately 23.5% of the Shares outstanding as of April 28, 1998. There is currently no established public trading market for the Shares and Mr. Crean has been informed that the Shares have not been quoted in the National Quotation Bureau's "pink sheets" during the most recent eight (8) fiscal quarters.

           1. SPECIAL FACTORS.

           (a) Purposes, Alternatives, Reasons and Effects of the Transaction.

           The principal purpose of this tender offer is enable the Purchaser to obtain a greater percentage of the ownership of the Company.

           The transaction is not expected to have any affect on the Company. The transaction has no federal income tax consequences to the Company. The Purchaser intends to continue the operations of the Company without significant change. The tender offer is not expected to result in any change in the present Board of Directors or management of the Company, as Purchaser is currently the Company's principal shareholder and controls approximately 78.2% of the outstanding shares of Common Stock.

           The transaction was structured as a tender offer to give each shareholder an independent opportunity to sell his or her shares for cash or to continue as a minority shareholder of the Company. The transaction is being undertaken at this time because of a lack of trading in the Company's Common Stock and because the Company's financial performance during the past few years makes the purchase of shares an attractive opportunity for the Purchaser.

         If all Shares being sought are tendered, the Purchaser will become the sole shareholder of the Company. Purchaser will have basis in the shares of Common Stock purchased equal to the purchase price paid for the shares. Purchaser believes that he will be benefitted by the tender offer because he will have the opportunity to increase his percentage ownership in the Company. Purchaser believes that the value of the Company will increase over time and that he will benefit by owning a greater percentage of the Company in the event of a future sale of the Company.

         There has not been a trading market for the Company's Common Stock for many years and it is not anticipated that a trading market will develop. The transaction will have little effect on the liquidity of shares of an unaffiliated security holder since there has no published bid for the Company's Common Stock since 1987.

         The effect of the transaction on an unaffiliated security holder will be to force him or her to make a choice between selling his or her shares now or continuing to hold his or her shares as a minority shareholder in a company with no trading market for its shares. A security holder who tenders his or her shares will have the benefit of being able to liquidate his or her investment in the Company but will lose the opportunity to share in any future growth in the Company.

         The receipt of cash for Shares pursuant to the Offer will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, for federal income tax purposes, a shareholder should recognize gain or loss equal to the difference between such shareholder's adjusted tax basis in the Shares sold and the amount of cash received in exchange therefore. Such a gain or loss generally will be capital gain or loss if such shareholder's Shares were held as a capital asset and will be long term capital gain or loss if, on the date of sale, the Shares were held for more than eighteen (18) months.

         The foregoing is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change.

         The foregoing discussion may not apply to Shares acquired by a shareholder pursuant to an employee stock plan or otherwise as compensation or to shareholders who are not citizens or residents of the United States.

         THE FOREGOING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH SHAREHOLDER IS STRONGLY URGED TO CONSULT HIS/HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM/HER OF THE OFFER, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

         (b) Fairness of the Transaction.

         The Purchaser believes that the transaction is fair to unaffiliated security holders. In considering whether the transaction is fair to unaffiliated security holders, the Purchaser considered the lack of trading market for the securities, historical market prices, and the report of William R. Black who was engaged by the Purchaser to provide the Purchaser with an opinion with respect to the fairness of the proposed offer price in the transaction. In addition, in April 1998, the Purchaser has recently purchased 12,000 and 23,000 shares, respectively, from two stockholders not affiliated with Purchaser or the Company who requested that the Purchaser buy their shares. The Purchaser paid a price of $.50 per share for these shares. This factor supports the fairness of the purchase price.

         The Company's net book value exceeds the price being offered by the Purchaser. The Company's book value at January 31, 1998 was $2,061,732 or $.68 per share. This factor detracts from the fairness of the purchase price.

         There is no trading market for the Company's shares. There has been no published bid for the Company's shares since 1987. During 1986 and 1987 historical market prices ranged from $.0625 to $.125. At that time, the Company's operations were profitable. Annual sales reached $18,503,398 in fiscal year 1988. For fiscal year 1997, the Company's sales were $28,590,285 and the Company reported net income of $329,544 or $.11 per share. For the first nine months of fiscal year 1998, the Company's sales were $24,882,486 and the Company reported net income of $430,187 or $.14 per share. It is believed that these factors support the fairness of the purchase price.

         The Purchaser has not made any determination as to the liquidation value or going concern value of the Company. The Purchaser believes that both the liquidation value and the going concern value of the Company would be greater than the purchase price being offered for the shares. This factor detracts from the fairness of the purchase price.

         The structure of the transaction does not require the approval of a majority of the unaffiliated security holders. There are approximately 400 shareholders of record. Each individual security holder will make the decision whether or not to tender shares. No security holder is being forced to sell his or her shares. This factor supports the fairness of the purchase price.

         The Purchaser has not sought the approval of the majority of the Board of Directors of the Company who are not employees of the Company in connection with the transaction and no unaffiliated representative has been retained by the non-employee directors of the Company to act on behalf of the unaffiliated security holders for purposes of negotiating the terms of the tender offer. This factor detracts from the fairness of the purchase price as it is unknown whether the majority of the Board of Directors of the Company who are not employees of the Company or an unaffiliated representative would have been able to convince Purchaser to offer a higher purchase price or whether the opinion with respect to the fairness of the tender offer price from a financial point of view to unaffiliated shareholders would have been affected by this participation.

         The Purchaser believes that the purchase price is fair in that it provides shareholders who wish to do so with the opportunity to liquidate their investment in the Company at this time. It is unknown when, if ever, shareholders will otherwise have the opportunity to liquidate their investment in the Company.


                                     11(a)-3

           (c) Reports, Opinions and Appraisals.

           The Purchaser has received an opinion from an outside party relating to the fairness of the consideration to be offered to security holders of the class of securities which is the subject of the Rule 13e-3 transaction.

           The Purchaser retained William R. Black to provide an opinion with respect to the fairness of the tender offer price from a financial point of view to the unaffiliated shareholders. Mr. Black provides business valuation, economic analysis, business forecasting and expert testimony services. Mr. Black has been engaged in business valuations since 1984. Mr. Black was a partner in Analytical Services which had previously rendered fairness opinions for the Purchaser. Mr. Black was selected based on his familiarity with the Company, his experience and the cost to obtain a fairness opinion. The Purchaser, the Company and any affiliates did not provide Mr. Black with any instructions or impose any limitations on the scope of Mr. Black's investigation.

           No material relationship exists or is contemplated between (i) Mr. Black, and (ii) the Company or the Purchaser. The Purchaser has paid Mr. Black a fee of $5,000 for his services in valuing the Company and providing his fairness opinion. Purchaser determined the tender offer price of $.50 per


                                     11(a)-4
share. Mr. Black concluded that this price was in excess of the minimum price which Mr. Black would have recommended.

           Mr. Black's opinion states that his principal business is the valuation of businesses and business interests, including both privately held companies and publicly traded companies, for all purposes, including mergers and acquisitions, divestitures, public offerings, gift and estate taxes, Employee Stock Ownership Plans, corporate and partnership recapitalizations, dissolutions and other objectives. Mr. Black's opinion confirms that neither Mr. Black nor any individual involved in this valuation and opinion have any present or contemplated future interest in the Company or any interest which might tend to prevent making a fair and unbiased appraisal, or expressing a fair, independent and objective opinion. Mr. Black further confirms that the fees paid to him for preparation were in no way contingent upon any action or event resulting from the opinions, conclusions or from the use of his opinion letter.

           Mr. Black states that in arriving at his opinion, he considered the nature of the business and the history of the enterprise, the economic outlook in general, the outlook for the recreational vehicle industry in particular, the Company's earnings and cash flow for the last five years, the outlook for future earnings, the earnings capacity and dividend paying capacity of the Company, the book value of the stock, the financial condition of the business, whether the enterprise has goodwill or other intangible value, sales of the stock and the size of the blocks being valued, and prices at which other publicly traded companies in related lines of business are selling both on a minority and a control basis.

           In connection with rendering his opinion, Mr. Black reviewed and analyzed the Company's audited financial statements for the periods ended April 30, 1992 through April 30, 1997; interim financial statements for the nine months ended January 31, 1998; Securities and Exchange Commission Forms 10-K filed by the Company for the fiscal years ended April 30, 1992 through 1997; Securities and Exchange Commission Form 10-Q filed by the Company for the quarter ended January 31, 1998; Articles of Incorporation and Bylaws; Riverside County property tax assessment records and County Recorder's records. Mr. Black also analyzed financial statements and other material regarding Holiday RV Superstores and ABI Leisure Group as comparative public companies, acquisition data for the recreational vehicle industry, required rates of return on common stocks in general, material discussing the economic outlook of the recreational vehicle industry and other materials he deemed appropriate. Mr. Black had previously toured the Company's facility and interviewed the Company's management.

           The first step in the valuation was to analyze the historical financial information of the Company and make appropriate adjustments to determine its historical earnings and cash flow. A consideration of the Company's current financial condition and results from its operations was reviewed in conjunction with the information available regarding the recreational vehicle industry in order to determine the Company's sustainable earnings capacity.

           The next step was to analyze comparable publicly traded companies and comparable financial and acquisition ratios for the recreational vehicle industry in order to determine required return rates and representative price earnings ratios for private and public companies in the industry.

           A comparative financial ratio analysis was conducted next to contrast and compare the Company to the public and private comparables previously analyzed to determine its relative riskiness and the position relative to the industry of the Company's financial ratios, financial condition and results from operations.

           Having determined the Company's financial condition and sustainable operating results and cash flows, the industry comparable ratios relating to income, sales, equity and assets were applied to the Company in order to determine a range of potential values based on the comparative analysis. A discounted cash flow analysis was also conducted using a Company-specific required rate of return calculated from current risk free rates, adjustments representing the market's required additional return for equity investments, and industry and Company specific measurements of risk and volatility.

           The final step was to determine a specific valuation based on a consideration of the specific information relating to the Company. This valuation was compared to the proposed tender offer price to determine the fairness from a financial point of view of the tender offer price per share.

           Based on the analysis of the factors deemed relevant in conformance with professional appraisal standards, Mr. Black rendered his opinion that the proposed cash offer for the outstanding common stock of Alfa Leisure, Inc. not held by Purchaser, at a price of $.50 per share is fair from a financial point of view to the shareholders of the Company.

           A copy of the opinion of Mr. Black is attached to this Offer.

           2. TERMS OF OFFER.


           Upon the terms and subject to the conditions of the Offer, Purchaser will accept for payment (and thereby purchase) all Shares which are validly tendered on or prior to the Expiration Date and not withdrawn as provided in
Section 5 of this Offer to Purchase, subject to the terms and conditions of the Offer. The term "Expiration Date" shall mean 5:00 p.m., California time on Friday, July 31, 1998, unless and until Purchaser, in his sole discretion, shall have extended the period of time for which the Offer is open, in which event "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by Purchaser, shall expire.


           Purchaser reserves the right, in his sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and by making a public announcement thereof, as provided below. If Purchaser should decide to increase the consideration offered to shareholders and, at the time that notice of such increase is first published, sent or given to shareholders in the manner specified below, the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such notice is first so published, sent or given, the Offer will be extended until the expiration of such period of ten (10) business days. For purposes of calculating any time periods in connection with the Offer, a "business day" means any day other than Saturday, Sunday or federal holiday, and consists of the time period from 12:01 a.m. through 12:00 midnight, California time.

           Purchaser also reserves the right (i) to terminate the Offer and not to accept for payment or pay for any Shares not theretofore accepted for payment or paid for, upon the occurrence of any of the conditions specified in Section 15 of this Offer to Purchase, or to comply, in whole or in part, with any applicable law, by giving oral or written notice of such termination to the Depositary, and (ii) at any time or from time to time, to amend the Offer in any respects. Any extension, termination or amendment will be followed as promptly as practicable by public announcement thereof, such announcement and notice to the Depositary in the case of an extension to be issued no later than 9:00 a.m., California time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which

                                     11(a)-5

Purchaser may choose to make any public announcement, Purchaser shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a release to Business Wire. In addition, Purchaser shall as promptly as practicable mail notice of such extension, termination or amendment to all shareholders.

           3. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES.

           Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will purchase, by accepting for payment, and will pay for, all Shares validly tendered and not properly withdrawn as soon as practicable after the expiration date. Purchaser expressly reserves the right, in his sole discretion, in order to comply, in whole or in part, with any applicable law, government regulation or condition contained herein, to delay acceptance for payment of, and payment for, Shares. Notwithstanding the foregoing, Purchaser is required to promptly pay the purchase price for the Shares or promptly return the tendered Shares. See Section 15 of this Offer to Purchase. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, and any other documents required by such Letter of Transmittal. See Section 4 of this Offer to Purchase.

           For purposes of the Offer, Purchaser shall be deemed to have accepted for payment (and thereby purchased) tendered Shares as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares for payment. In all cases, payment for Shares purchased pursuant to the Offer will be made by deposit of the purchase price with the Depositary, which will act as agent for the tendering shareholders for the purpose of receiving payments from the Purchaser and transmitting payments to tendering shareholders. Under no circumstances will interest be paid by Purchaser by reason of any delay in making such payment.

           If any tendered Shares are not purchased for any reason, or if certificates are submitted for more Shares than are tendered, certificates for such unpurchased or untendered Shares will be returned, without expense to the tendering shareholder as promptly as practicable following the expiration, termination or withdrawal of the Offer.

           IF PRIOR TO THE EXPIRATION DATE, PURCHASER SHALL INCREASE THE CONSIDERATION OFFERED TO SHAREHOLDERS PURSUANT TO THE OFFER, SUCH INCREASED CONSIDERATION SHALL BE PAID TO ALL SHAREHOLDERS WHOSE SHARES ARE PURCHASED PURSUANT TO THE OFFER.

           4. PROCEDURE FOR TENDERING SHARES.

           FOR SHARES TO BE VALIDLY TENDERED PURSUANT TO THE OFFER, A LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF), PROPERLY COMPLETED AND DULY EXECUTED, WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF ITS ADDRESSES SET FORTH ON THE LAST PAGE OF THIS OFFER TO PURCHASE. IN ADDITION, EITHER (i) CERTIFICATES REPRESENTING SUCH SHARES MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE, OR (ii) THE GUARANTEED DELIVERY PROCEDURE SET FORTH BELOW MUST BE COMPLIED WITH.

           Signatures on all Letters of Transmittal must be guaranteed by a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or by a commercial bank or trust company having an office or correspondent in the United States (collectively "Eligible Institutions"), unless the Shares tendered thereby are tendered (i) by a registered holder of Shares who has not completed either the box entitled "special delivery instructions" or the box entitled "special payment instructions" on the Letter of Transmittal or, (ii) for the account of an Eligible Institution. See


                                     11(a)-6

Instruction 5 of the Letter of Transmittal. If the Share certificates are registered in the name of a person other than the signer of the Letter of Transmittal, or payment is to be made or unpurchased Shares are to be returned to a person other than the registered holder, then the Share certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name or names of the registered holder or holders appear on the certificates, with the signatures on the certificates or stock powers guaranteed as provided in the Letter of Transmittal.

           If a shareholder desires to tender Shares pursuant to the Offer and such shareholder certificates are not immediately available or time will not permit all required documents to reach the Depositary on or prior to the desired date of tender and prior to the Expiration Date, such Shares may nevertheless be tendered if all of the following guarantee a delivery procedures are complied with:

               (i) Such tender is made by or through an Eligible Institution;

               (ii) A properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by Purchaser herewith, is received by the Depositary as provided below on or prior to the Expiration Date;

               (iii) The certificates for all tendered Shares in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by the Letter of Transmittal, are received by the Depositary within thirty (30) days after the date of the notice of guaranteed delivery; and

               (iv) The notice of guaranteed delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Depositary and must include a signature guarantee by an Eligible Institution in the form set forth in such notice of guaranteed delivery.

           The method of delivery of Shares, the Letter of Transmittal and any other required documents is at the option and risk of the tendering shareholder, but if delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

           In all cases, payment for Shares tendered and purchased pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares, a Letter of Transmittal or facsimile thereof, properly completed and duly executed, and any other required documents.

           To prevent back-up federal income tax withholding at a twenty percent (20%) rate on payments made to certain shareholders with respect to the purchase price of Shares purchased pursuant to the Offer, each such shareholder must provide the Depositary with his/her correct tax payer identification number and certify that he/she is not subject to back-up federal income tax withholding by completing the substitute Form W-9 included in the Letter of Transmittal.

           All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in his sole discretion, whose determination shall be final and binding on all parties. Purchaser reserves the absolute right to reject any and all tenders of Shares determined by him not to be in proper form or the acceptance of or payment for which may, in the opinion of Purchaser's counsel, be unlawful. Purchaser also reserves the absolute right to waive or to amend any of the conditions of the Offer or any defect or irregularity in any tender of Shares. Purchaser's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Instructions thereto) will be final and binding on all parties. No tender of Shares will be deemed to have been validly made until all defects and irregularities have


                                     11(a)-7
been cured or waived. Neither the Purchaser, the Depositary or any other person will be under any duty to give notification of any defects or irregularities and tenders or incur any liability for failure to give such notification.

           The tender of Shares pursuant to one of the procedures described above will constitute a binding agreement between the tendering shareholder and the Purchaser upon the terms and subject to the conditions of the Offer.

           5. WITHDRAWAL RIGHTS.

           Shares tendered pursuant to the Offer may be withdrawn prior to the Expiration Date and, unless theretofore accepted for payment and paid pursuant to the Offer, may also be withdrawn at any time after June 29, 1998.

           For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at its address set forth on the final page of this Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares to be withdrawn and the name of the registered holder, if different from that of the person who tendered such Shares. If certificates for Shares have been delivered or otherwise identified to the Depositary, then prior to the release of such certificates, the tendering shareholder must also submit the serial number shown on the particular certificates evidencing the Shares to be withdrawn, and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of Shares tendered for the account of the Eligible Institution). All questions as to the form and validity (including time of receipt of notices of withdrawal will be determined by Purchaser, in his sole discretion, whose determination shall be final and binding on all parties.

           If Purchaser extends the offer or is unable to purchase or pay for Shares for any reason, then, without prejudice to his rights hereunder, tendered Shares may be retained by the Depositary on behalf of Purchaser. Notwithstanding the foregoing, Purchaser is required to promptly pay the purchase price for the Shares or promptly return the tendered Shares. Shares so retained may be withdrawn as set forth in this Section 5 at any time prior to their purchase.

           Any Shares properly withdrawn will be deemed not validly tendered for purposes of the Offer, but may be re-tendered at any subsequent time prior to the Expiration Date by following any of the procedures described in Section 4 of this Offer to Purchase.

           6. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE OFFER.

           The receipt of cash for Shares pursuant to the Offer will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, for federal income tax purposes, a shareholder should recognize gain or loss equal to the difference between such shareholders' adjusted tax basis in the Shares sold and the amount of cash received in exchange therefore. Such a gain or loss generally will be capital gain or loss if such shareholders' Shares were held as a capital asset and will be long term capital gain or loss if, on the date of sale, the Shares were held for more than eighteen (18) months.

           The foregoing discussion may not apply to Shares acquired by a shareholder pursuant to an employee stock plan or otherwise as compensation or to shareholders who are not citizens or residents of the United States.

           THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH SHAREHOLDER IS STRONGLY URGED TO CONSULT HIS/HER TAX ADVISOR WITH RESPECT TO
THE TAX CONSEQUENCES TO HIM/HER OF THE OFFER, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


                                     11(a)-8

           7. PRICE RANGE OF SHARES; DIVIDENDS.

           The Common Stock is traded in the over-the-counter market, however, there is currently no established public trading market for the shares and the Common Stock has not been quoted in the National Quotation Bureau's "pink sheets" during the past eight fiscal quarters. The Company has never declared or paid any dividends on its Common Stock. Management does not expect that the Company will declare or pay any dividends in the foreseeable future.

           8. EFFECT OF THE OFFER ON THE MARKET FOR SHARES; REGISTRATION UNDER THE EXCHANGE ACT.

           The purchase of Shares pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining Shares held by the public.

           The Shares are currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Registration of the Shares under the Exchange Act may be terminated upon application by the Company to the Securities and Exchange Commission (the "Commission") because the Company has less than $10,000,000 in assets. The termination of registration of all such classes of Shares under the Exchange Act would reduce the information required to be furnished by the Company to its shareholders and would make certain of the provisions of the Exchange Act, such as the requirement of furnishing a proxy statement in connection with meetings of its shareholders, no longer applicable with respect to such Shares. Furthermore, "affiliates" of the Company and persons holding "restricted securities" of the Company might be deprived of the ability to dispose of such Shares pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). If registration of the Shares under the Exchange Act were terminated, the "short-swing" trading and reporting provisions of the Exchange Act would no longer be applicable to such Shares.

           The Company does not presently intend to terminate the registration of the Shares under the Exchange Act but may consider doing so in the future.

           9. CERTAIN INFORMATION CONCERNING THE COMPANY.

           The Company is incorporated under the laws of the State of Texas. The Company's principal executive offices are located at 13501 5th Street, Chino, California 91710, and its telephone number at such offices is (909) 628-5574.

           The Company is engaged in the manufacture and sale of recreational vehicles designed as short-period accommodations for vacationers or long-period accommodations for travelers that live "full-time" in their vehicles. The Company's products are travel trailers designed to be towed behind automobiles, trucks or vans and fifth wheel travel trailers designed to be towed behind and attached to special couplers in the bed of pick-up trucks. The Company's products are distributed by independent dealers concentrated in the western and southwestern portions of the United States.

           Set forth below is certain historical financial information relating to the Company and its subsidiaries. The historical information has been summarized from the audited consolidated financial statements included in the Company's Annual Reports on Form 10-K and the unaudited condensed consolidated financial statements in its quarterly reports on Form 10-Q for the nine months ended January 31, 1998 and 1997. Such reports may be obtained as described below. More comprehensive


                                     11(a)-9
financial information is included in such reports and the financial information which follows is qualified in its entirety by reference to such reports and all of the financial statements and related notes contained therein.


           To assist shareholders in making a decision whether or not to tender their shares, Purchaser is providing to each shareholder a copy of the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997, a copy of the Company's Quarterly Report on Form 10-Q for the nine months ended January 31, 1998 and a copy of the Company's Press Release dated July 15, 1998 with respect to earnings for the fiscal year ended April 19, 1998. These reports were prepared by the Company. Purchaser is providing these reports to shareholders as an accommodation only and by doing so does not make or intend to make any representation as to or assume any liability for the accuracy or adequacy of the information contained therein.



                                    11(a)-10

                       STATEMENT OF OPERATIONS INFORMATION
              (In Thousands except Share and Per Share Information)

                                                              FOR THE YEAR ENDED APRIL 30
                                        -----------------------------------------------------------------------
                                           1997           1996           1995           1994           1993
                                        -----------    -----------    -----------    -----------    -----------
Net Sales                               $    28,590    $    25,750    $    27,349    $    23,593    $    14,324
Net Income (Loss) from Continuing
  Operations                            $       330    $       665    $       824    $     1,000    $      (594)
Income (Loss) from Continuing
  Operations per Share of Common
  Stock                                 $       .11    $       .22    $       .27    $       .33    $      (.19)
Cash Dividends Declared per Share of
  Common Stock (1)                              -0-            -0-            -0-            -0-            -0-
Weighted Average Number of Shares
  Outstanding                             3,050,000      3,050,000      3,050,000      3,050,000      3,050,000
Research and Development Expense        $       177    $       166    $       163    $       162    $       128

                                                                   NINE MONTHS ENDED
                                                         --------------------------------------
                                                         JANUARY 31, 1998      JANUARY 31, 1997
                                                         ----------------      ----------------
Net Sales                                                   $     24,882          $     19,688
Net Income from Continuing Operations (Loss)                $        430          $          7
Income (Loss) from Continuing Operations per Share          $        .14          $       (.00)
  of Common Stock
Cash Dividends Declared per Share of Common
  Stock (1)
 Weighted Average Number of Shares Outstanding                 3,048,137             3,050,000

----------

(1) The Company has never declared nor paid any dividends on its class of common stock.


                                    11(a)-11

                            BALANCE SHEET INFORMATION

                                                    APRIL 30,
                    JANUARY 31,  ----------------------------------------------
                       1998       1997      1996      1995      1994      1993
                    ----------   ------    ------    ------    ------    ------
Total Assets           $4,928    $5,406    $5,988    $5,703    $4,256    $3,139
Current Assets          3,139     3,767     4,311     4,570     3,303     2,288
Current Liabilities     2,327     2,751     2,600     3,241     2,062     1,937
Net Working Capital       812     1,016     1,711     1,329     1,241       351
Long-Term Debt            531       981     2,006     1,706     1,898     1,906
Cash Dividends Per
  Share                     0         0         0         0         0         0

           The Company is subject to the informational filing requirements of the Exchange Act and accordance therewith the Company files periodic reports, proxy statements and other information with the Commission under the Exchange Act relating to its business, financial condition and other matters. The Company is required to disclose in such proxy statements certain information, as of particular date, the Company's directors and officers, their remunerations, options granted to them, the principal holders of the Company's securities and any material interest of such persons and transactions with the Company. Such reports, proxy statements and other information may be inspected at the Commission's office at 450 5th Street, N.W., Washington, D.C. 20549. Copies of such material may also be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at 450 5th Street, N.W., Washington, D.C. 20549 or from the Edgar archives located on the Commission's web site at http://www.sec.gov.

           10. CERTAIN INFORMATION CONCERNING PURCHASER.

           Purchaser is an individual resident of the state of California. The Purchaser has been employed as the Company's President since December 29, 1986, and has served as Chairman of the Board for the same period. Purchaser founded Alfa Leisure, Inc., a California corporation ("Alfa-California"), in March 1975 and served as President and director of that entity from inception until its merger into the Company on December 29, 1986. The Purchaser also served as President and director of Alfa Leisure of Louisiana, Inc., a California corporation ("Alfa-Louisiana"), from its organization in October 1985 to the time of its merger into the Company on December 29, 1986.

           Purchaser is the beneficial owner of a total of 2,378,408 shares of the Company's Common Stock representing 78.2% of the total number of outstanding shares. This number includes 52,800 shares of Common Stock held by trusts for the benefit of Purchaser's family, of which he is the trustee or a co-trustee.

           The Company leases its manufacturing facilities and executive offices from Hercules Land Holding, Inc., a California corporation of which Mr. Crean is the sole shareholder. The Company pays monthly rent of $12,932 pursuant to a five (5) year lease with three (3) options to extend for three (3) years each. The lease provides the Company with the option to acquire the property and facilities at any time during the lease term at the market value as determined by appraisal by an MAI certified appraiser. Based on an informal market survey, the Company believes that the monthly rental rate for the property and facilities is consistent with local market rates. Prior to the acquisition of the property and facilities by Hercules Land Holding, Inc., Mr. Crean had leased the property and facilities for $8,324 per month pursuant to a December 19, 1980 lease and subleased the property to the Company. During the fiscal year ended April 30, 1997 and 1996, the Company paid lease payments of $13,065 and $11,977 per month, respectively, to Mr. Crean.


                                    11(a)-12

           Mr. Crean borrows money from and repays money to the Company from time to time. During the fiscal years ended April 30, 1997 and 1996, the largest amounts of money which Mr. Crean owed to the Company on any one date were $439,792 and $402,390, respectively. A portion of Mr. Crean's obligation to the Company is represented by an unsecured promissory note in the amount of $402,390 which bears interest at the rate of nine percent (9%) per annum. It is anticipated that the amount of Mr. Crean's indebtedness to the Company will fluctuate during fiscal year 1998.

           The Company has collateralized Mr. Crean's personal indebtedness of $184,000 to a third party lender with a deed of trust on a 1.4 acre lot which is used as the parking lot for the Company's Chino, California manufacturing facility. Mr. Crean transferred this property to the Company in 1989 subject to the existing debt which was structured on an interest only basis.

           Purchaser has personally guaranteed the Company's $2,000,000 line of credit with Merlin Financial, Inc. Purchaser's personal guaranty of the Company's Promissory Note dated March 31, 1992 is secured by a pledge of all of Purchaser's shares of Common Stock and by Purchaser's interest in the above-referenced lease for the Company's facilities in Chino, California.

           11. SOURCE AND AMOUNT OF FUNDS.

           The total amount of funds required by Purchaser to purchase Shares tendered pursuant to the Offer (assuming 714,264 have been validly tendered and purchased) and to pay fees and expenses related to the Offer is estimated to be approximately $372,632. The Purchaser intends to borrow the funds for the purchase of the Shares pursuant to the Offer and for the payment of related fees and expenses from the Company's principal lender, Merlin Financial, Inc., a Nevada corporation. The purchaser will sign a one-year promissory note for any funds so borrowed which will bear interest at the rate of eight percent (8%) per annum.

           12. TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES.

           On March 31, 1992, the Company obtained a line of credit in the amount of $2,000,000 (the "Loan") from Merlin Financial, Inc., a Nevada corporation ("Merlin"). This Loan is guaranteed by Purchaser. The use of proceeds of the Loan was restricted to the following: (1) up to $550,000 to Purchaser and any other existing secured lenders to pay off all existing secured loans, (2) payments to unsecured trade creditors as determined by the Company,
(3) fire insurance upon the assets and business naming Merlin as a loss payee with coverage equal to the replacement cost of the assets and business interruption insurance sufficient to pay Merlin as well as other vendors necessary to continue operations of the Company's business for six months, (4) reimbursement to Merlin of all attorneys' fees paid by Merlin in respect of the Loan and (5) the balance for working capital of the Company.

           The Loan is payable upon demand by Merlin pursuant to a 90 day written notice. The Company has received a written representation from Merlin that a demand for principal payment will not be made through the end of fiscal year 1998. The interest rate on the Loan is the maximum permitted by California law or the Bank of America prime plus 1%, whichever is less. Interest is payable monthly on the outstanding principal and any unpaid interest is added to the principal. Any default by the Company in repayment of the Loan entitles Merlin to demand immediate payment of the entire loan balance and to pursue all remedies available.

           The Loan is intended to serve as a line of credit and the Company is obligated to reduce the principal balance as much and as frequently as possible and as Merlin may instruct from time to time in order to minimize the interest costs charged to the Company. The security for the Loan is a first priority lien on all of the Company's assets, both tangible and intangible, as well as the personal guarantee of Purchaser. Purchaser's guarantee is secured by the pledge of all of his shares of Common Stock and by the assignment of his interest in the Company's Chino facility lease.


                                    11(a)-13

           13. PURPOSE OF THE OFFER; PLANS FOR THE COMPANY.

           The purpose of the subject tender offer by the Company's principal shareholder is the furtherance of the Purchaser's plan to increase his percentage ownership of the Company's Common Stock. The tender offer is not expected to result in any change in the present Board of Directors or management of the Company, as Purchaser is currently the Company's principal shareholder and controls approximately 78.2% of the outstanding shares of Common Stock.

           Following the tender offer, the Purchaser may seek to further increase his percentage ownership of the Company by requesting that the Company effect a reverse split of its outstanding stock or through other means.

           Registration of the Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act") may be terminated upon application by the Company to the Securities and Exchange Commission because the Company has less than $10,000,000 in assets. Purchaser does not presently intend to cause the Company to terminate its registration under the Exchange Act but may consider doing so in the future.

           14. DIVIDENDS AND DISTRIBUTIONS.

           If, on or after April 29, 1998 the Company should split, combine or otherwise change the Shares or its capitalization, then, without prejudice to the Purchaser's right under Section 15 of this Offer to Purchase, the Purchaser, in its sole discretion, may make such adjustments in the purchase price and other terms of the Offer as it deems appropriate, including, without limitation, the number and type of securities offered to be purchased.

           If, on or after April 29, 1998, the Company should declare or pay any dividend on the Shares or any distribution with respect to the Shares, that is payable or distributable to shareholders of record on a date prior to the transfer to the name of Purchaser or its nominee or transferee on the Company's stock transfer records of the Shares purchased pursuant to the Offer, then, without prejudice to the Purchaser's rights hereunder (i) the purchase price per Share payable by Purchaser pursuant to the Offer will be reduced to the extent any such dividend or distribution is payable in cash or in Shares, and (ii) any other dividend, distribution or right received and held by the tendering shareholder for the account of Purchaser will be required to be promptly remitted and transferred by the tendering shareholder to the Depositary for the account of Purchaser, accompanied by appropriate documentation of transfer. Pending such remittance, Purchaser will be entitled to all rights and privileges as owner of any such other additional noncash dividend, distribution or right and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by Purchaser in his sole discretion.

           The Offer will be deemed and offer to purchase any securities or other property that the Company may issue in respect of, or in exchange for, Shares (including rights to Shares and other securities pursuant to proration rights) whether by way of exchange offer, recapitalization, reorganization or other extraordinary transaction. Purchaser reserves the right to waive this provision and not purchase such securities or other property.

           15.       CERTAIN CONDITIONS OF THE OFFER.

           Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or pay for any Shares tendered, and may terminate the Offer, as provided in Section 1 of this Offer to Purchase, if at any time after April 29, 1998, and prior to the time of acceptance for payment or payment for any such Shares and prior to the Expiration Date, any of the following events shall have occurred or shall have been determined by the Purchaser to have occurred:

                     (a) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, over-the-counter securities,
           (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of any


                                    11(a)-14
           war, armed hostilities or other international or national calamity directly or indirectly involving the United States, which commenced after the commencement of the Offer, (iv) any limitation by any governmental authority on, or any other event which adversely effects, the extension of credit by banks or lending institutions in the United States generally, or (v) in the case of any of the foregoing existing at the time of commencement of the Offer, a material acceleration or worsening thereof; or

                     (b) there shall be in effect any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority, domestic or foreign, (i) directing that the Offer or the acquisition by Purchaser of Shares be delayed in a manner which Purchaser reasonably believes makes it inadvisable to consummate the Offer or directing that the Offer or the acquisition by the Purchaser of Shares not be consummated, or (ii) imposing material burdens on the Purchaser or the Company in connection with the consummation of the Offer, or
           (iii) resulting in a material adverse affect on the business, condition (financial or otherwise), properties, assets or results of operations of the Company and its subsidiaries taken as a whole; or

                     (c) there shall be promulgated or enacted any statute, rule or regulation by any government or governmental authority of the United States of America or any state thereof, which would (i) make the acquisition by Purchaser of some or all of the Shares illegal,
           (ii) otherwise prohibit or restrict consummation of the Offer, (iii) impose material burdens on the Purchaser or the Company in connection with the consummation of the Offer, or (iv) result in a material adverse affect on the business, condition (financial or otherwise), properties, assets or results of operations of the company and its subsidiaries taken as a whole;

which, in the reasonable judgment of Purchaser, in any such case and regardless of the circumstances (including any action or inaction by Purchaser) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.

           The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser, or may be waived by Purchaser, in whole or in part at any time and from time to time in his reasonable judgment and discretion. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

           Notwithstanding the foregoing, all conditions of the offer, other than the receipt of necessary government approvals, must be satisfied or waived prior to the Expiration Date.

           16. FEES AND EXPENSES.

           The Purchaser will pay the fees and expenses associated with the Offer which are estimated to be $20,500.

           The Purchaser intends to retain agents who may contact holders of Shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee shareholders to forward the Offer materials to beneficial owners. These agents will be compensated for services relating to the Offer on an hourly basis and will be reimbursed for certain out-of-pocket expenses.

           The Purchaser will not pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies will be reimbursed by the Purchaser for customary mailing and handling expenses incurred by them in forwarding offering materials to their customers.


                                    11(a)-15

           17. MISCELLANEOUS.

           The Offer is neither being made to, nor will tender of Shares be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction, including any securities, blue sky or other laws of which require the Offer to be made by a licensed broker or dealer.

           No person has been authorized to give any information or make any representation on behalf of the Purchaser not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

           The Purchaser has filed with the Commission Schedules 14D-1 and 13E-3 furnishing certain additional information with respect to the Offer. Such Schedules and any amendments thereto, including exhibits, may be examined and copies may be obtained from the principal office of the Commission in the manner set forth in Section 9 of this Offer to Purchase.

                                          /s/ Johnnie R. Crean
                                          --------------------------------------
                                              JOHNNIE R. CREAN


                                    11(a)-16

           Facsimile copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and certificates for Shares should be sent or delivered by each shareholder or his/her broker, dealer, commercial bank, trust company or other nominee to the Depositary at the following address:


                                 The Depositary:
                     American Stock Transfer & Trust Company

                               By Mail or By Hand:
                                 40 Wall Street
                            New York, New York 10005

                             Facsimile Copy Number:

                                 (718) 236-4588

                              For Information Call:

                        Shareholder Relations Department
                                 (718) 921-8200


         Any questions or requests for assistance or additional copies of the Offer to Purchase and the Letter of Transmittal may be directed to the Depositary. Shareholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning the Offer.


                                    11(a)-17

                                WILLIAM R. BLACK

             25800 COMMERCENTRE DRIVE, LAKE FOREST, CALIFORNIA 92630
                            -------------------------
                            TELEPHONE (714) 595-7900
                            FACSIMILE (714) 595-7913


                                 March 31, 1998

Mr. Johnnie Crean
Alfa Leisure, Inc.
13501 Fifth Street
Chino, California  91710

Dear Mr. Crean:

         I, William R. Black, was retained by Johnnie Crean to express an opinion as to the fairness, from a financial point of view, to the common stock shareholders of Alfa Leisure, Inc. (the "Shareholders") of a price of fifty cents ($0.50) per share to be paid to the Shareholders pursuant to a proposed transaction, whereby all the outstanding stock of Alfa Leisure, Inc. not owned by Mr. Johnnie Crean may be acquired.

         My principal business is the valuation of businesses and business interests, including both privately held companies and publicly traded companies, for all purposes, including mergers and acquisitions, divestitures, public offerings, gift and estate taxes, Employee Stock Ownership Plans, corporate and partnership recapitalizations, dissolutions and other objectives.

         Neither I nor any individual involved in this valuation and opinion have any present or contemplated future interest in Alfa Leisure, Inc. or any interest which might tend to prevent making a fair and unbiased appraisal, or expressing a fair, independent and objective opinion. The fees paid to me for preparation are in no way contingent upon any action or event resulting from the opinions, conclusions or from the use of this opinion letter.

         In arriving at this opinion, I considered the nature of the business and the history of the enterprise, the economic outlook in general, the outlook for the recreational vehicle industry in particular, the company's earnings and cash flow for the last five years, the outlook for future earnings, the earnings capacity and dividend paying capacity of the company, the book value of the stock, the financial condition of the business, whether the enterprise has goodwill or other intangible value, sales of the stock and the size of the blocks being valued, and prices at which other publicly traded companies in related lines of business are selling both on a minority and a control basis.

         Specific documents relied upon in arriving at this opinion included audited financial statements for the periods ended April 30, 1992 through April 30, 1997; interim financial statements for the nine months ended January 31, 1998; Securities and Exchange Commission Forms 10-K filed by the company for the fiscal years ended April 30, 1992 through April 30, 1997; Securities and Exchange Commission Form 10-Q filed by the company for the fiscal quarter ended January 31, 1998; company Articles of Incorporation and Bylaws; Riverside county property tax assessment records; and County Recorder's



                                    11(a)-18

Mr. Johnnie Crean
Alfa Leisure, Inc.
March 31, 1998
Page 2


records. I also analyzed financial statements and other material regarding comparative public companies, acquisition data for the recreational vehicle industry, required rates of return on common stocks in general, material discussing the economic outlook of the recreational vehicle industry and other such material as was deemed appropriate.

         In rendering this opinion, I relied, without independent verification, on the accuracy, completeness and fairness of all financial and other information that was publicly available or that was furnished by the company.

         Based on the analysis of the factors deemed relevant in conformance with professional appraisal standards, it is my opinion that the proposed cash offer for the outstanding common stock of Alfa Leisure, Inc. not held by Mr. Johnnie Crean at a price of fifty cents ($0.50) per share is fair from a financial point of view to the Shareholders of Alfa Leisure, Inc.

                                Very truly yours,



                                William R. Black





                                    11(a)-19

                              LETTER OF TRANSMITTAL
                        TO TENDER SHARES OF COMMON STOCK
                                       OF
                               ALFA LEISURE, INC.
                                 FOR PURCHASE AT
                               $.50 NET PER SHARE
                                       BY
                                JOHNNIE R. CREAN


--------------------------------------------------------------------------------
The Offer and Withdrawal Rights will expire at 5:00 p.m., California time, on Friday, July 31, 1998, unless extended.
--------------------------------------------------------------------------------


                                 The Depositary:

                     American Stock Transfer & Trust Company

                               By Mail or By Hand:

                                 40 Wall Street
                            New York, New York 10005

                             Facsimile Copy Number:

                                 (718) 236-4588

                              For Information Call:

                        Shareholder Relations Department
                                 (718) 921-8200

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

===========================================================================================================================
                                       DESCRIPTION OF SHARES TENDERED
---------------------------------------------------------------------------------------------------------------------------
  NAME(S) AND ADDRESS(ES) OF REGISTERED OWNER(S)                                           SHARES TENDERED
            (PLEASE FILL IN, IF BLANK)                                    (ATTACH ADDITIONAL SIGNED SCHEDULE, IF NECESSARY)
---------------------------------------------------------------------------------------------------------------------------
                                                                                      TOTAL NUMBER OF             NUMBER OF
                                                               CERTIFICATE            SHARES REPRESENTED          SHARES
                                                               NUMBER(S)              BY CERTIFICATE(S)           TENDERED*
                                                             --------------------------------------------------------------

                                                             --------------------------------------------------------------

                                                             --------------------------------------------------------------

                                                             --------------------------------------------------------------
                                                               TOTAL SHARES
---------------------------------------------------------------------------------------------------------------------------
* UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES EVIDENCED BY ANY CERTIFICATES DELIVERED TO THE DEPOSITORY
  ARE INTENDED TO BE TENDERED.
===========================================================================================================================


                                    11(a)-20

         This Letter of Transmittal is to be used only if certificates are to be forwarded herewith pursuant to the procedures set forth in Section 4 of the Offer to Purchase.

         Shareholders whose certificates are not immediately available or who cannot deliver their certificates and all other documents required hereby to the Depositary on or prior to the Expiration Date should tender their Shares according to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase. See Instruction 2.

[ ] CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY DELIVERED TO THE DEPOSITARY PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

         Name(s) of Registered Owner(s)
                                       -----------------------------------------
         Window Ticket Number (if any)
                                      ------------------------------------------
         Date of Execution of Notice of Guaranteed Delivery
                                                           ---------------------
         Name of Institution which Guaranteed Delivery
                                                      --------------------------

               PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

LADIES AND GENTLEMEN:


         THE UNDERSIGNED HEREBY TENDERS TO JOHNNIE R. CREAN ("PURCHASER") THE SHARES OF COMMON STOCK, NO PAR VALUE PER SHARE (THE "SHARES"), OF ALFA LEISURE, INC., A TEXAS CORPORATION (THE "COMPANY"), PURSUANT TO THE PURCHASER'S OFFER TO PURCHASE 714,264 SHARES AT A PRICE OF $.50 PER SHARE, NET TO THE SELLER IN CASH, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE PURCHASER'S OFFER TO PURCHASE DATED JULY 15, 1998 (THE "OFFER TO PURCHASE"), RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, AND THIS LETTER OF TRANSMITTAL (WHICH TOGETHER CONSTITUTE THE "OFFER").


         Upon the terms and subject to the conditions of the Offer, subject to, and effective upon, acceptance for payment of the Shares tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser, all right, title and interest in and to all of the Shares that are being tendered hereby and any and all non-cash dividends, distributions, rights, other shares or other securities issued or issuable in respect thereof on or after April 29, 1998. The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates for such Shares together with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser upon receipt by the Depositary, as the undersigned's agent, of the purchase price (adjusted, if appropriate, as provided in the Offer to Purchase),
(b) present such Shares for transfer on the Company's books, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares.

         The name and address of the registered owner should be printed, if not already printed above, exactly as they appear on the certificates representing Shares tendered hereby. The certificates and the number of Shares that the undersigned wishes to tender should be indicated in the appropriate boxes.


                                    11(a)-21

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign, and transfer the tendered Shares, and that the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim, when tendered Shares are accepted for payment by the Purchaser. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares.

         All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

         The undersigned understands that acceptance of the Offer pursuant to one of the procedures in Section 4 of the Offer to Purchase and in the Instructions hereto will constitute an agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

         Unless otherwise indicated under "Special Payment Instructions," please issue the check for the purchase price and/or return any Shares not tendered or not accepted for payment in the name of the registered holder appearing under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the purchase price and/or return any Shares not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address of the registered holder appearing under "Description of Shares Tendered." In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the purchase price and/or return any Shares not so tendered or accepted for payment in the name of, and deliver said check and/or return any Shares to, the person or person so indicated. The undersigned recognizes that the Purchaser has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares from the name of the registered holder thereof if the Purchaser does not accept for payment any of the Shares so tendered.


--------------------------------------------------------------------------------
                          SPECIAL PAYMENT INSTRUCTIONS
                         (See Instructions 3, 5 and 6)

         To be completed ONLY if certificates for Shares not tendered or not purchased and/or the check for the purchase price of Shares purchased are to be issued in the name of or sent to someone other than the undersigned.

Issue [ ] check [ ] certificates to:

Name

Address

                               (Include Zip Code)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          SPECIAL PAYMENT INSTRUCTIONS
                         (See Instructions 3, 5 and 6)

           To be completed ONLY if certificates for Shares not tendered or not purchased and/or the check for the purchase price of Shares purchased are to be issued in the name of or sent to someone other than the undersigned.

Issue [ ] check [ ] certificates to:

Name

Address

                               (Include Zip Code)

--------------------------------------------------------------------------------


                                    11(a)-22

--------------------------------------------------------------------------------
                              SHAREHOLDER SIGN HERE

Signature(s)

Capacity

                               (See Instruction 5)

                      Dated:_________________________, 1998

           Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by an attorney-in-fact, executor, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 1 and 5


Name(s)
                              Please Type or Print

Address


-------------------------------------
      Area Code and Tel. No.                          Tax Identification or
                                                      Social Security No.


                               SIGNATURE GUARANTEE
                    (If Required - See Instructions 1 and 5)

Authorized Signature

Name
                              Please Type or Print

Title

Name of Firm

Address


                                                                        Zip Code

                                                     Dated:               , 1998
--------------------------------------------               --------------
           Area Code and Tel. No.

--------------------------------------------------------------------------------


                                    11(a)-23

                                  INSTRUCTIONS

           FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

           1. Guarantee of Signatures. No signature guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder of Shares tendered herewith and payment is to be made directly to such registered holder, or (ii) if such Shares are tendered for the account of a member firm of any registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution"). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

           2. Delivery of Letter of Transmittal and Certificates. Certificates for all physically tendered Shares, as well as a properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, must be received by the Depositary at its address set forth herein on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Shareholders whose certificates are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary on or prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in
Section 4 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Purchaser, must be received by the Depositary on or prior to the Expiration Date, and (iii) the certificates for all physically tendered Shares as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and all other documents required by this Letter of Transmittal, must be received by the Depositary within thirty (30) business days after receipt of the Depositary of such Notice of Guaranteed Delivery, all as provided in Section 4 of the Offer to Purchase. If certificates for Shares are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

           3. Stock Transfer Taxes. Except as set forth in this Instruction 3, no stock transfer tax stamps or funds to cover such stamps need accompany this instrument. Any stock transfer taxes applicable to the transfer and sale to the Purchaser will be paid by or on behalf of the Purchaser. If payment of the purchase price is to be made to an assignee of the registered holder, or if deposited stock certificates are not registered in the name of the person signing this Letter of Transmittal, the amount of any stock transfer taxes on account of the transfer to such assignee or such persons will be deducted from the purchase price if evidence of the payment of such tax, or exemption therefrom, is not submitted.

            4. Partial Tender. If fewer than all the Shares evidenced by any certificate submitted are to be tendered, fill in the number of Shares which are to be tendered in the box entitled "Number of Shares Tendered." In such case, new certificates will be sent to you, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the expiration of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

           5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder of the Shares tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without alteration, enlargement or any change whatsoever.


                                    11(a)-24

           If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

           If any tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

           When this Letter of Transmittal is signed by the registered owners of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required. If, however, the certificates for Shares not tendered are to be issued to a person other than the registered owner, then endorsement of certificates transmitted hereby or separate stock powers are required.

           If this Letter of Transmittal or any certificate or stock power is signed by trustees, executors, administrators, guardians, attorneys-in-fact, partners of a partnership, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Purchaser of their authority so to act must be submitted.

           If this Letter of Transmittal is signed by a person other than the registered owner of the certificate listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

           No signature guarantee is required for certificates or stock powers required by this Instruction 5 if (a) this Letter of Transmittal is signed by the registered holder of Shares tendered herewith and payment is to be made directly to such registered holder or (b) such Shares are tendered for the account of an Eligible Institution. In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution.

           6. Special Payment and Delivery Instructions. If a check is to be issued in the name of, and/or certificates for unpurchased Shares are to be returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent and/or such certificates are to be returned to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

           7. Method of Delivery of Letter of Transmittal and Certificates. The method of delivery of this Letter of Transmittal, the stock certificates and any other required documents is at the option and risk of the tendering shareholder and, except as otherwise provided in Instruction 2 above, the delivery will be deemed made only when actually received by the Depositary. If such delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. For those shareholders who desire to tender by mail, an envelope addressed to the Depositary is enclosed.

           8. Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted.

           9. Inadequate Space If the space provided on the front page of this Letter of Transmittal is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule to be affixed hereto.

           10. Waiver of Conditions. The conditions of the Offer may be waived by the Purchaser, in whole or in part, at any time and from time to time in the Purchaser's sole discretion, in the case of any Shares tendered.


                                    11(a)-25

           11. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Depositary as set forth below.

           12. Substitute Form W-9. The tendering shareholder is required to provide the Depositary with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is provided below, and to indicate that the shareholder is not subject to backup withholding by checking the box in Part 2 of the form. Failure to provide the information on the form may subject the tendering shareholder to 20 percent federal income tax withholding on the payment of the purchase price. The box in Part 3 of the form may be checked if the tendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 3 is checked and the Depositary is not provided with a TIN within thirty (30) days, the Depositary will withhold 20 percent on all payments of the purchase price thereafter until a TIN is provided to the Depositary.


                                    11(a)-26

                            IMPORTANT TAX INFORMATION

           Under the federal income tax law, a shareholder whose tendered Shares are accepted for payment is required by law to provide the Depositary (as payer) with his correct taxpayer identification number on Substitute Form W-9 below. If such shareholder is an individual, the taxpayer identification number is his social security number. If the Depositary is not provided with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding.

           Exempt shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individuals to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Depositary. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

           If backup withholding applies, the Depositary is required to withhold 20 percent of any such payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

           To prevent backup withholding on payments that are made to a shareholder with respect to Shares purchased pursuant to the Offer, the shareholder is required to notify the Depositary of his correct taxpayer identification number by completing the form above certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a taxpayer identification number) and that (l) the shareholder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends or (2) the Internal Revenue Service has notified the shareholder that he is no longer subject to backup withholding.

What Number to Give the Depositary

           The shareholder is required to give the Depositary the social security number or employer identification number of the record owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report.

NOTE: FAILURE TO COMPLETE AND RETURN THE FORM BELOW MAY RESULT IN BACKUP WITHHOLDING OF 20% OF ANY PAYMENTS MADE TO YOU
           PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.


                                    11(a)-27

                                  PAYER'S NAME:
                                               ---------------------------------

--------------------------------------------------------------------------------
SUBSTITUTE                Part 1 -- PLEASE             Social Security Number
                          PROVIDE YOUR        OR
FORM W-9                  TIN IN THE BOX             ---------------------------
                          AT RIGHT AND               Employer Identification No.
Department of the         CERTIFY BY
Treasury                  SIGNING AND
Internal Revenue          DATING BELOW
Service

                        --------------------------------------------------------
                        Part 2 -- CHECK THE BOX IF YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. [ ]
                        --------------------------------------------------------
Payer's Request for
Taxpayer
Identification
Number ("TIN")

                        CERTIFICATION -- UNDER THE           Part 3
                        PENALTIES OF PERJURY, I CERTIFY
                        THAT THE INFORMATION PROVIDED ON     Awaiting TIN    [ ]
                        THIS FORM IS TRUE, CORRECT, AND
                        COMPLETE.

                        SIGNATURE
                                 -----------------------
                        DATE
                             ---------------------------
--------------------------------------------------------------------------------


                                    11(a)-28

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT                                           GIVE THE SOCIAL SECURITY number of:
-----------------------------------------------------------------------------------------------------------------------------
1.    An individual's account                                      The individual

2.    Two or more individuals (joint account)                      The actual owner of the account or, if combined funds,
                                                                   any one of the individuals(1)

3.    Husband and wife (joint account)                             The actual owner of the account or, if joint funds, either person(1)

4.    Custodian account of a minor (Uniform Gift to                The minor(2)
      Minors Act)

5.    Adult and minor (joint account)                              The adult or, if the minor is the only contributor, the
                                                                   minor(1)

6.    Account in the name of guardian or committee                 The ward, minor, or incompetent person(3)
      for a designated ward, minor or incompetent
      person

7.    (a) The usual revocable savings trust account                The grantor-trustee(1)
      (grantor is also trustee)

      (b) So-called trust account that is not a legal or           The actual owner(1)
      valid trust under State law

-----------------------------------------------------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:                                          Give the EMPLOYER IDENTIFICATION number of:
-----------------------------------------------------------------------------------------------------------------------------
8.    Sole proprietorship account                                  The Owner(4)

9.    A valid trust, estate, or pension trust                      Legal entity (Do not furnish the identifying number of
                                                                   the personal representative or trustee unless the legal
                                                                   entity itself is not designated in the account title.)(5)

10.   Corporate account                                            The Corporation

11.   Religious, charitable or educational                         The organization
      organization account

12.   Partnership account held in the name of                      The partnership

13.   Association, club, or other tax-exempt                       The organization
      organization

14.   A broker or registered nominee                               The broker or nominee

15.   Account with the Department of Agriculture in                The public entity
      the name of a public entity (such as a State
      or local government, school district, or prison)
      that receives agricultural program payments.
-----------------------------------------------------------------------------------------------------------------------------

(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor a social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)   Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed


                                    11(a)-29

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

-     A corporation

-     A financial institution

- An organization exempt from tax under section 501(a), or an individual retirement plan.

-     The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

-     An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

-     A real estate investment trust.

-     A common trust fund operated by a bank under section 584(a).

-     An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

-     A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

-     Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

-     Payments made by certain foreign organizations.

-     Payments made to a nominee.


                                    11(a)-30

Payments of interest not generally subject to backup withholding include the following:

-     Payments of interest on obligations issued by individuals.
      NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt interest dividends under section 852).

-     Payments described in section 6049(b)(5) to nonresident aliens.

-     Payments on tax-free covenant bonds under section 1451.

-     Payments made by certain foreign organizations.

-     Payments made to a nominee.

      Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

      Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. - Section 6109 requires most recipients of dividend, interest, or other payment to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. - Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                   FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                   CONSULTANT OR THE INTERNAL REVENUE SERVICE


                                    11(a)-31

                          NOTICE OF GUARANTEED DELIVERY
                          OF SHARES OF COMMON STOCK OF
                               ALFA LEISURE, INC.

      A form substantially equivalent to that set forth below must be used to accept the Offer (as defined below) if certificates for shares of common stock, no par value per share (the "Shares"), of Alfa Leisure, Inc. and all other required documents cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand or transmitted by telegram, telex, facsimile transmission or letter to the Depositary. See Section 4 of the Offer to Purchase.

                                 The Depositary:

                     American Stock Transfer & Trust Company

                               By Mail or By Hand:

                                 40 Wall Street
                            New York, New York 10005

                             Facsimile Copy Number:

                                 (718) 236-4588

                              For Information Call:

                        Shareholder Relations Department
                                 (718) 921-8200


           DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
                FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:


      The undersigned hereby tenders to Johnnie R. Crean, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 15, 1998 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, _________________________ Shares pursuant to the guaranteed delivery procedures set forth in Section 4 of the Offer to Purchase.


Certificate Nos. (if available)        Name(s) of Record Holder(s)

-----------------------------------    -----------------------------------------

-----------------------------------    -----------------------------------------


                                       Address(es):
                                                   -----------------------------

                                       -----------------------------------------

                                       Area Code and Tel. No.
                                                             -------------------


                                    11(a)-32

                                   GUARANTEE

      The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, agency, branch or correspondent in the United States, hereby (i) guarantees that the certificates representing the Shares tendered hereby, together with the Letter of Transmittal and any other required documents, will be received by the Depositary at one of its addresses set forth above, no later than business days after the date hereof, (ii) represents that such tender complies with Rule 10b-4 under the Securities Exchange Act of 1934, as amended, and (iii) represents that the shareholder on whose behalf this tender is being made is deemed to own the Shares being tendered within the meaning of Rule 10b-4.

                                       -----------------------------------------
                                                        (Firm)

                                       -----------------------------------------
                                                (Authorized Signature)

                                       -----------------------------------------

Dated:               , 1998
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                                            (Area Code and Telephone Number)


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
FOR IMMEDIATE RELEASE
JULY 15, 1998

                               ALFA LEISURE, INC.
                          REPORTS FISCAL 1998 EARNINGS

CHINO, CA JULY 15, 1998 -- ALFA LEISURE, INC. today announced its financial results for its fiscal year ended April 19, 1998. The Company's net sales for the 1998 fiscal year were $36,025,591 as compared with net sales of $28,590,285 for the 1997 fiscal year. The Company attributed the increase in net sales to a 17% increase in units shipped, price increases for its 1998 models and a change in sales mix to a higher ratio of larger trailers sold in fiscal 1998. Net income for fiscal year 1998 was $1,344,629 or $.44 per share as compared with net income of $329,544 or $.11 per share for fiscal year 1997. Net income for fiscal year 1998 reflects the utilization of net operating loss carryforwards of $435,957 or $.14 per share. The increase in net income also reflected a decrease in interest expense attributable to a decrease in borrowed funds and a
 .7% improvement in gross margins resulting primarily from reduction in material cost.

Johnnie R. Crean, Chairman of the Board and Chief Operating Officer of the Company stated "We are extremely pleased with the increase in sales in the final quarter of fiscal year 1998."

The Company designs, manufactures and sells recreational vehicles.

Certain matters discussed herein may include forward-looking statements that are subject to risks and uncertainties including, but not limited to, demand for the Company's products and services and the Company's growth strategy. For additional information concerning risks and uncertainties related to the Company and its operations, please refer to the Company's filings with the Securities and Exchange Commission.

For further information, contact Mark Schwartz, Vice President-Finance at
(909) 628-5574 ext. 125.


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